Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 Employee Stock Purchase Plan of Cott Corporation of our reports dated August 29, 2014 relating to the financial statements of DSS Group, Inc., which appear in Cott Corporation’s Current Report on Form 8-K/A dated February 24, 2015.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 18, 2015

PricewaterhouseCoopers LLP, 1075 Peachtree Street, Suite 2600, Atlanta, GA 30309
T: (678) 419 1000 F: (678) 419 1239, www.pwc.com/us